Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel Announces Retirement of CEO Pat Gelsinger
David Zinsner and Michelle Johnston Holthaus named interim Co-CEOs. Holthaus also appointed to the newly created position of CEO of Intel Products. Frank Yeary named interim executive chair.
SANTA CLARA, Calif., Dec. 2, 2024 – Intel Corporation (NASDAQ: INTC) today announced that CEO Pat Gelsinger retired from the company after a distinguished 40-plus-year career and has stepped down from the board of directors, effective Dec. 1, 2024.
Intel has named two senior leaders, David Zinsner and Michelle (MJ) Johnston Holthaus, as interim co-chief executive officers while the board of directors conducts a search for a new CEO. Zinsner is executive vice president and chief financial officer, and Holthaus has been appointed to the newly created position of CEO of Intel Products, a group that encompasses the company’s Client Computing Group (CCG), Data Center and AI Group (DCAI) and Network and Edge Group (NEX). Frank Yeary, independent chair of the board of Intel, will become interim executive chair during the period of transition. Intel Foundry leadership structure remains unchanged.
The board has formed a search committee and will work diligently and expeditiously to find a permanent successor to Gelsinger.
Yeary said, “On behalf of the board, I want to thank Pat for his many years of service and dedication to Intel across a long career in technology leadership. Pat spent his formative years at Intel, then returned at a critical time for the company in 2021. As a leader, Pat helped launch and revitalize process manufacturing by investing in state-of-the-art semiconductor manufacturing, while working tirelessly to drive innovation throughout the company.”
Yeary continued, “While we have made significant progress in regaining manufacturing competitiveness and building the capabilities to be a world-class foundry, we know that we have much more work to do at the company and are committed to restoring investor confidence. As a board, we know first and foremost that we must put our product group at the center of all we do. Our customers demand this from us, and we will deliver for them. With MJ’s permanent elevation to CEO of Intel Products along with her interim co-CEO role of Intel, we are ensuring the product group will have the resources needed to deliver for our customers. Ultimately, returning to process leadership is central to product leadership, and we will remain focused on that mission while driving greater efficiency and improved profitability.”
Yeary concluded, “With Dave and MJ’s leadership, we will continue to act with urgency on our priorities: simplifying and strengthening our product portfolio and advancing our manufacturing and foundry capabilities while optimizing our operating expenses and capital. We are working to create a leaner, simpler, more agile Intel.”
Gelsinger said, “Leading Intel has been the honor of my lifetime – this group of people is among the best and the brightest in the business, and I’m honored to call each and every one a colleague. Today is, of course, bittersweet as this company has been my life for the bulk of my working career. I can look back with pride at all that we have accomplished together. It has been a challenging year for all of us as we have made tough but necessary decisions to position Intel for the current market dynamics. I am forever grateful for the many colleagues around the world who I have worked with as part of the Intel family.”
Throughout Gelsinger’s tenure at Intel across a variety of roles, he has driven significant innovation and advanced not only the business but the broader global technology industry. A highly respected leader and skilled technologist, he has played an instrumental role in focusing on innovation while also creating a sense of urgency throughout the organization. Gelsinger began his career in 1979 at Intel, growing at the company to eventually become its first chief technology officer.
Zinsner and Holthaus said, “We are grateful for Pat’s commitment to Intel over these many years as well as his leadership. We will redouble our commitment to Intel Products and meeting customer needs. With our product and process leadership progressing, we will be focused on driving returns on foundry investments.”
Zinsner has more than 25 years of financial and operational experience in semiconductors, manufacturing and the technology industry. He joined Intel in January 2022 from Micron Technology Inc., where he was executive vice president and CFO. Zinsner served in a variety of other leadership roles earlier in his career, including president and chief operating officer at Affirmed Networks and senior vice president of finance and CFO at Analog Devices.
Holthaus is a proven general manager and leader who began her career with Intel nearly three decades ago. Prior to being named CEO of Intel Products, she was executive vice president and general manager of CCG. Holthaus has held a variety of management and leadership roles at Intel, including chief revenue officer and general manager of the Sales and Marketing Group, and lead of global CCG sales.
Forward-Looking Statements
This release contains forward-looking statements that involve a number of risks and uncertainties. Words such as "accelerate", "achieve", "aim", "ambitions", "anticipate", "believe", "committed", "continue", "could", "designed", "estimate", "expect", "forecast", "future", "goals", "grow", "guidance", "intend", "likely", "may", "might", "milestones", "next generation", "objective", "on track", "opportunity", "outlook", "pending", "plan", "position", "possible", "potential", "predict", "progress", "ramp", "roadmap", "seek", "should", "strive", "targets", "to be", "upcoming", "will", "would", and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include statements regarding:
•our business plans and strategy and anticipated benefits there from;
•projections of our future performance;
•projected costs and yield trends;
•future cash requirements, the availability, uses, sufficiency, and cost of capital resources, and sources of funding, including for future capital and R&D investments and for returns to stockholders, such as stock repurchases and dividends, and credit ratings expectations;
•future products, services, and technologies, and the expected goals, timeline, ramps, progress, availability, production, regulation, and benefits of such products, services, and technologies, including future process nodes and packaging technology, product roadmaps, schedules, future product architectures, expectations regarding process performance, per-watt parity, and metrics, and expectations regarding product and process leadership;
•investment plans and impacts of investment plans, including in the U.S. and abroad;
•internal and external manufacturing plans, including future internal manufacturing volumes, manufacturing expansion plans and the financing therefor, and external foundry usage;
•future production capacity and product supply;
•supply expectations, including regarding constraints, limitations, pricing, and industry shortages;
•plans and goals related to Intel's foundry business, including with respect to anticipated customers, future manufacturing capacity and service, technology, and IP offerings;
•plans and goals related to Intel’s product business;

•expected timing and impact of acquisitions, divestitures, and other significant transactions, including the sale of our NAND memory business;
•expected completion and impacts of restructuring activities and cost-saving or efficiency initiatives;
•future social and environmental performance goals, measures, strategies, and results;
•our anticipated growth, future market share, and trends in our businesses and operations;
•projected growth and trends in markets relevant to our businesses;
•anticipated trends and impacts related to industry component, substrate, and foundry capacity utilization, shortages, and constraints;
•expectations regarding government incentives;
•future technology trends and developments, such as AI;
•future macro environmental and economic conditions;
•geopolitical tensions and conflicts and their potential impact on our business;
•tax- and accounting-related expectations;
•expectations regarding our relationships with certain sanctioned parties; and
•other characterizations of future events or circumstances.
Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including those associated with:
•the high level of competition and rapid technological change in our industry;
•the significant long-term and inherently risky investments we are making in R&D and manufacturing facilities that may not realize a favorable return;
•the complexities and uncertainties in developing and implementing new semiconductor products and manufacturing process technologies;
•our ability to time and scale our capital investments appropriately and successfully secure favorable alternative financing arrangements and government grants;
•implementing new business strategies and investing in new businesses and technologies;
•changes in demand for our products;
•macroeconomic conditions and geopolitical tensions and conflicts, including geopolitical and trade tensions between the US and China, the impacts of Russia's war on Ukraine, tensions and conflict affecting Israel and the Middle East, and rising tensions between mainland China and Taiwan;
•the evolving market for products with AI capabilities;
•our complex global supply chain, including from disruptions, delays, trade tensions and conflicts, or shortages;
•product defects, errata and other product issues, particularly as we develop next-generation products and implement next-generation manufacturing process technologies;
•potential security vulnerabilities in our products;
•increasing and evolving cybersecurity threats and privacy risks;
•IP risks including related litigation and regulatory proceedings;
•the need to attract, retain, and motivate key talent;
•disruptions to our business, including our retention efforts and relationships with customers, distributors and suppliers, due to the changes in our senior management;

•strategic transactions and investments;
•sales-related risks, including customer concentration and the use of distributors and other third parties;
•our significantly reduced return of capital in recent years;
•our debt obligations and our ability to access sources of capital;
•complex and evolving laws and regulations across many jurisdictions;
•fluctuations in currency exchange rates;
•changes in our effective tax rate;
•catastrophic events;
•environmental, health, safety, and product regulations;
•our initiatives and new legal requirements with respect to corporate responsibility matters; and
•other risks and uncertainties described in this release, our 2023 Form 10-K, and our other filings with the SEC.
Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.
The forward-looking statements in this release are based on management's expectations as of the date of this release, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. We do not undertake, and expressly disclaim any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.
About Intel
Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.
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Contacts:
Joseph Green
Investor Relations
1-480-552-2509
joseph.e.green@intel.com
Sophie Won Metzger
Media Relations
1-408-653-0475
sophie.won@intel.com